Exhibit 99.3

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

CANNELL CAPITAL LLC and PHILLIP	)
GOLDSTEIN,	)
)
Plaintiffs,	)
v.	)
	)	Civil Action No. 895-NC
OPINION RESEARCH CORP., JOHN F. SHORT,	)
FRANK J. QUIRK, DALE J. FLORIO,	)
JOHN J. GAVIN, BRIAN J. GEIGER,	)
STEPHEN A. GREYSER, STEVEN F. LADIN,	)
ROBERT D. LeBLANC, SETH J. LEHR, LLR	)
EQUITY PARTNERS, L.P., and LLR EQUITY	)
PARTNERS PARALLEL, L.P.,	)
)
Defendants.	)

ORDER ON DEFENDANTS’ MOTIONS TO DISMISS

IT IS HEREBY ORDERED this 9th day of May, 2006, that defendants’ Motions to Dismiss are GRANTED in part and DENIED in part.

To the extent plaintiffs’ claims are premised on the individual defendants’ alleged breach of the duty of care, the Motions to Dismiss are GRANTED for failure to state a claim upon which relief can be granted.

In all other respects, defendants’ Motions to Dismiss are DENIED.

/s/ Vice Chancellor Leo E. Strine
Vice Chancellor